EXHIBIT 23(h)(3)



                          SUB-ADMINISTRATION AGREEMENT

         This Sub-Administration Agreement is made as of March [ ], 2002 by and between Capital Management Group Advisors, LLC, a Delaware limited liability company ("CMG"), and Cadre Financial Services, Inc., a Delaware corporation ("CF").

         WHEREAS, CMG has been appointed by CMG Investors Trust (the "Trust") to serve as investment adviser of CMG Money Market Fund (the "Fund") and provide administrative services to the Fund pursuant to an investment management agreement approved by the Board of Trustees of the Trust (the "Investment Management Agreement");

         WHEREAS, subject to the approval of the Board of Trustees of the Trust, the Investment Management Agreement provides CMG may retain CF or one of its affiliates to provide administrative services to the Trust;

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, CMG desires to retain CF to render certain administrative and fund accounting services to those series of the Trust described in Schedule A hereto, as from time to time amended (each a "Fund" and, collectively, the "Funds"), and CF is willing to render such services;

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. CMG hereby appoints CF to act as Sub-Administrator of the Trust on the terms set forth in this Agreement. CF accepts such appointment and agrees to render the services herein set forth for the compensation provided for in Schedule B, annexed hereto and incorporated herein.

         In the event that the Trust establishes additional series with respect to which CMG serves as investment adviser and CMG decides to retain CF to act as administrator and accounting services provider, CMG shall so notify CF in writing. If CF is willing to render such services, CF shall notify CMG in writing whereupon such portfolio shall be deemed to be a Fund hereunder and shall be subject to the provisions of this Agreement except to the extent that said provisions (including those relating to the compensation payable by CMG to CF) are modified with respect to such Fund in writing by CMG and CF at the time. Without limiting the foregoing, it is understood that the Trust will from time to time issue separate series or classes of shares and may classify and reclassify shares of any such series or class. CF shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Trust called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

         2. DELIVERY OF DOCUMENTS. CMG or the Trust has furnished CF with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of CMG to provide certain administrative services to the Fund and approving this Agreement;

                  (b) The Trust's Certificate of Trust filed with the Secretary of the State of Delaware on December 4, 2001, the Trust's Declaration of Trust and all amendments thereto (the "Declaration of Trust");

                  (c) The Trust's By-Laws and all amendments thereto (the "By-Laws");

                  (d) The Investment Management Agreement dated as of [_______], 2002;

                  (e) The Custody Agreement between U.S. Bank National Association (the "Custodian") and the Trust dated [_______], 2002;

                  (f) The Transfer Agency and Services Agreement between CF (the "Transfer Agent") and the Trust dated as of [_______], 2002;

                  (g) The Trust's Registration Statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC") on January 2, 2002, relating to the Trust's shares of beneficial ownership, $.001 par value per share, and all amendments thereto; and

                  (h) The Trust's most recent prospectus and statement of additional information for each Fund(together, the "Prospectus").

         CMG or the Trust will furnish CF from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, CMG or the Trust will provide CF with any other documents that CF may reasonably request and will notify CF as soon as possible of any matter materially affecting the performance by CF of its services under this Agreement.

         3. DUTIES AS SUB-ADMINISTRATOR. Subject to the supervision and direction of CMG, CF, as Sub-Administrator, will assist in supervising various aspects of the Trust's administrative operations and undertakes to perform the following specific services:

                  (a) Maintaining such office facilities as necessary to provide the services hereafter set forth (which may be in the offices of CF or a corporate affiliate);

                  (b) Furnishing non-investment related statistical and research data, data processing services, clerical services, executive and administrative services, and stationery and office supplies in connection with its services hereunder;

                  (c) Furnishing corporate secretarial services including preparation and distribution of materials for Board of Trustees meetings;

                  (d) Assisting in the preparation of the Trust's Registration Statement and any Pre-Effective and Post-Effective Amendments to the Trust's Registration statement, Notices of Annual or Special Meetings of Shareholders and Proxy materials relating to such Meetings;

                  (e) Assisting in the determination of the jurisdictions in which the Trust's shares will be registered or qualified for sale and, in connection therewith, shall be responsible for the initial registration or qualification and the maintenance of such registration or qualification of such shares for sale under the securities laws of each state in which it is determined shares should be registered or qualified. Payment of share registration fees shall be made by the Fund;

                  (f) Providing the services of certain persons who may be appointed as officers of the Trust by the Trust's Board of Trustees;

                  (g) Assisting the Trust in routine regulatory examinations of the Trust, and working closely with outside counsel to the Trust in response to any litigation, investigations or regulatory matters;

                  (h) Accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Trust as may be required by Section 3 1(a) of the 1940 Act and the rules thereunder, transmitting to the Custodian instructions received from CMG for the purchase and sale of Trust assets and ensuring proper settlement related thereto);

                  (i) Internal auditing services;

                  (j) Valuing the Trust's assets and calculating the net asset value of the shares of the Fund on each business day as set forth in the Prospectus of each Fund in accordance with such procedures as may be adopted by the Board of Trustees of the Trust;

                  (k) Accumulating information for and, subject to approval by the Trust's Treasurer, preparing all required financial statements for the Trust and preparing reports to the Trust's shareholders of record and the SEC including, but not necessarily limited to, Annual and Semi-Annual Reports to shareholders, Semi-Annual Reports on Form N-SAR and Notices pursuant to Rule 24f-2;

                  (l) Preparing and filing the Trust's tax returns;

                  (m) Monitoring compliance by the Trust with the Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations, including the 1940 Act, and performing related daily and monthly compliance tests; and

                  (n) Preparing and furnishing the Trust (at the Trust's request) with performance information (including yield, capital gain (loss) and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases and any Nationally Recognized Statistical Rating organization (after first consulting with the Trust's treasurer) such information as may reasonably be requested.

         In performing its duties as Sub-Administrator of the Trust, CF will act in accordance with the Declaration of Trust, By-Laws, Prospectuses of the Fund, with the instructions and directions of CMG and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and the rules thereunder and all other applicable federal or state laws and regulations.

         4. ALLOCATION OF EXPENSES AND FEES. CF shall bear all expenses in connection with the performance of its services under this Agreement, except as noted below.

                  (a) CF will from time to time employ or associate with itself such person or persons as CF may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both CF and the Trust. The compensation of such person or persons shall be paid by CF and no obligation shall be incurred on behalf of the Trust in such respect.

                  (b) CF shall not be required to pay any of the following expenses incurred by the Trust: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; taxes and fees payable to Federal, state and other governmental agencies; fees of Trustees of the Trust who are not affiliated with CF; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by the Trust.

                  (c) For the services to be rendered, the facilities to be furnished and the payments to be made to CF, as provided for in this Agreement, CMG shall compensate CF for its services rendered pursuant to this Agreement in accordance with the fees set forth in Schedule B, annexed hereto and incorporated herein. Such fees do not include out-of-pocket disbursements of CF for which CF will be entitled to bill separately. Out-of-pocket disbursements shall include the items specified in Schedule C, annexed hereto and incorporated herein.

                  (d) CF will bill CMG as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. CMG will promptly pay to CF the amount of such billing.

         5. LIMITATION OF LIABILITY.

                  (a) CF shall not be liable to CMG or the Trust for any error of judgment or mistake of law or for any loss suffered by CMG or the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from CF's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. CMG will indemnify CF against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of CF in the performance of such obligations and duties or by reason of its reckless disregard thereof. CMG and CF agree that the obligations of the Trust under this Agreement shall not be binding upon any of the members of the Trust's Board of Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually. This Agreement has been authorized by the Board of Trustees acting as such, and such authorization by such members of the Board of Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only CMG.

                  (b) In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

         6.       TERM AND TERMINATION.

                  (a) This Agreement shall become effective on the date hereof and shall continue for a period of two (2) years (the "Initial Term") unless earlier terminated pursuant to the terms of this Agreement. Thereafter this Agreement may be renewed for successive terms of one (1) year ("Renewal Term") each, provided, that each such Renewal Term is agreed to by CMG and CF and approved by the Board of Trustees of the Trust, including the vote of a majority of the Trustees who are not "Interested Persons," as defined by the 1940 Act and the rules thereunder, of the Trust.

                  (b) Either party may terminate this Agreement, without penalty, at any time upon not than less than sixty (60) days' prior written notice to the other party.

                  (c) In the event a termination notice is given by CMG, all reasonable out of pocket expenses associated with movement of records and materials and conversion thereof will be borne by CMG.

                  (d) This Agreement shall terminate automatically in the event of its "assignment," as such term is defined by the 1940 Act and the rules thereunder.

         7. AMENDMENT TO THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is bought.

         8. MISCELLANEOUS.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to CMG or CF shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                    To CMG:

                                    Capital Management Group Advisors, LLC
                                    67 Wall Street
                                    New York, New York  10005
                                    Attention:       Bernard B. Beal

                                    To CF:

                                    Cadre Financial Services, Inc.
                                    c/c Ambac Financial Group, Inc.
                                    One State Street
                                    New York, New York 10004
                                    Attention:       Anne Gill

                  (b) This Agreement shall be construed in accordance with the laws of the State of New York.

                  (c) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (d) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (e) This Agreement and the schedules hereto constitute the entire agreement between the parties hereto with respect to the matters described herein.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


         Cadre Financial Services, Inc.


         By:  ____________________________
         Name:  _________________________
         Title:  __________________________



         Capital Management Group Advisors, LLC


         By:  ____________________________
         Name:  _________________________
         Title:  __________________________

                                   SCHEDULE A

CMG Money Market Fund

                                   SCHEDULE B

                  As full compensation for the services and facilities furnished to CMG and the expenses assumed by CF under this Agreement, CMG shall pay to CF monthly compensation calculated daily at the following annual rates:





0.10% of each such Fund's net assets up to $250,000,000, 0.075% of the Fund's net assets greater the $250,000,000 and less than $1,000,000,000, and 0.05% of the Fund's net assets above $1,000,000,000. Such calculations shall be made by applying 1/365th of the annual rate to the Fund's net assets each day determined as of the close of business on that day or the last previous business day. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.